UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(A) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                                         Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission (as permitted by Rule 14A-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14A-11(c) or Rule 14A-12

TRI-VALLEY CORPORATION

(Name of Registrant as Specified In Its Charter)

 Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14A-6(i)(4) and 0-11.
(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

NOTICE OF POSTPONEMENT OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Tri-Valley Corporation:

Notice is hereby given that in light of Tri-Valley Corporation’s ongoing review of strategic alternatives and objectives, Tri-Valley Corporation has determined to postpone its Annual Meeting of Stockholders, originally scheduled to be held on June 15, 2012, until a new meeting date is determined by the Board of Directors.  The new date of the Annual Meeting of Stockholders has not yet been set. Tri-Valley Corporation will announce the new date, time, and place of the Annual Meeting once a final determination has been made.

By Order of the Board of Directors

/s/ Paul W. Bateman

Paul W. Bateman

Chairman of the Board of Directors

Bakersfield, California

June 4, 2012

1